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                                                                    EXHIBIT 5.1

[LOGO OF WHITTAKER]

                                                         WHITTAKER CORPORATION
                                                         1955 N. Surveyor
                                                          Avenue
                                                         Simi Valley,
                                                          California 93063-
                                                          3386
                                                         Telephone: (805) 526-
                                                          5700
                                                         Facsimile: (805) 526-
                                                          4369

                                 June 2, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

  I am the General Counsel of Whittaker Corporation, a Delaware corporation ("Whittaker"), and I am rendering this opinion in connection with preparation and filing of a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended, of 107,841 shares of Common Stock, $.01 par value (the "Shares").

  I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purposes of this opinion.

  Upon the basis of the foregoing, I am of the opinion that the Shares are duly authorized, legally issued, fully paid, and non-assessable.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of Whittaker or any dealer in connection with the registration of the Shares under the securities or blue sky laws of any state or jurisdiction.

                                          Very truly yours,

                                            /s/ Lynne M.O. Brickner
                                          _____________________________________
                                          Lynne M. O. Brickner
                                          Vice President, General Counsel and
                                          Secretary